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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, DC  20549



                               FORM 8-K



                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported):August 26, 1997



                         CERIDIAN CORPORATION
          (Exact name of registrant as specified in charter)



     Delaware                   1-1969             52-0278528
(State or other juris-     (Commission File      (IRS Employer
diction of incorporation        Number)          Identification No.)




8100 34th Avenue South, Minneapolis, MN                 55425
(Address of principal executive offices)             (Zip code)



Registrant's telephone number, including area code:  612-853-8100


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Item 5.  Other Events.

     Ceridian Corporation (the "Company") announced today that that it is pursuing the sale of Computing Devices International ("CDI"), its defense electronics business, by the end of 1997, and that it has decided to terminate further development of its CII payroll processing software product. These matters are discussed in greater detail in the Press Release issued by the Company and dated August 26, 1997 (the "Press Release"), which is attached to this Report as Exhibit 99 and incorporated herein by reference.

     The Company's expectations as stated in the Press Release and elsewhere regarding the sale of CDI, the discontinuance of the CII development project, other actions the Company plans to take to improve and expand its remaining businesses, and the business and financial impacts of those actions could be adversely affected by a variety of factors, including those discussed below and under the caption "1997 Financial Outlook" on pages 24 and 25 of the Company's 1996 Annual Report to Stockholders.

     There can be no assurance that a sale of CDI can be concluded on terms acceptable to the Company or within the time frame currently envisioned by the Company. Although the Company expects that a sale of CDI would be dilutive to earnings per share, the degree of such dilution cannot be predicted at this time as it will be affected by a variety of factors such as the terms of a sale of CDI, most importantly the amount of proceeds received by the Company; the uses to which such proceeds are put; then current investment opportunities, market interest rates and prices for the Company's stock; and the Company's ability to reduce costs and expenses sufficiently to offset the amount of corporate overhead that is currently allocated to CDI.

     With the discontinuance of the CII development project, continuing market acceptance of payroll processing utilizing the Company's Signature system is of critical importance to the future success of the Company's payroll processing business. The Company believes that recent enhancements to that system, as well as additional enhancements planned and under development, will be important factors in achieving that market acceptance. However, there can be no assurance that future enhancements can be developed and released within the time frames and at costs currently envisioned by the Company. Significant delays or difficulties in introducing certain enhancements, such improving the interface between Signature and certain widely-utilized human resource management information systems, could have an adverse effect on the market acceptance of the Signature product and the revenue growth of the Company's human resource businesses generally.

     In addition to anticipated revenue growth, the Company's expectations for improved profit margins in its human resource businesses are also dependent on other factors, such as the degree to which and the speed with which the Company is able to reduce operating

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costs in those businesses.  Delays or difficulties in introducing product enhancements or other technological advances could adversely affect the timing or degree of cost reduction efforts. Difficulties in effectively assimilating recent and future acquisitions could also adversely impact operating costs in the human resource businesses.

     Assuming the sale of CDI, that action coupled with an increased level of stock repurchases by the Company would foreclose for a period of time the availability of pooling-of-interests accounting treatment to future acquisitions by the Company. Given the financial characteristics of information services businesses, to the extent the Company would be unable to utilize pooling-of-interests accounting for a period of time, it would be more difficult for the Company to avoid having acquisitions made during such a period be dilutive of earnings per share.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit 99     Ceridian Corporation Press Release dated
                    August 26, 1997.



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                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CERIDIAN CORPORATION

Dated: August 26, 1997
                              By:    /s/J.R. Eickhoff
                              Name:  J.R. Eickhoff
                              Title: Executive Vice President
                                     and Chief Financial Officer







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